Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

September 18, 2018

EVO Payments, Inc. Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia 30328

Ladies and Gentlemen:

        We have acted as counsel to EVO Payments, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale of (i) 6,903,333 shares (the “Primary Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), by the Company and (ii) 22,225 shares of Common Stock (the “Secondary Shares”) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The Secondary Shares are issuable upon the exchange of LLC interests in EVO Investco, LLC, a Delaware limited liability company, together with a corresponding number of shares of the Company’s Class D Common Stock, par value $0.001 per share (such shares and LLC interests, the “Paired Interests”), that are held by the Selling Stockholders pursuant to the terms of that certain Exchange Agreement, dated as of May 22, 2018 (the “Exchange Agreement”), by and among the Company, the Selling Stockholders and the other parties thereto.

        In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company, the Selling Stockholders and public officials.

        Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)	the Primary Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Primary Shares have been duly issued and sold as contemplated by the Registration Statement, the Primary Shares will be validly issued, fully paid and non-assessable.

(2)	the Secondary Shares have been duly authorized and, when duly issued in exchange for the Paired Interests pursuant to the terms of the Exchange Agreement, the Secondary Shares will be validly issued, fully paid and non-assessable.

EVO Payments, Inc.

September 18, 2018

        This opinion is limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP